Exhibit 4.1

MYLAN INC.,

as Issuer,

SOMERSET PHARMACEUTICALS, INC.,

as Guaranteeing Subsidiary,

The GUARANTORS from time to time parties hereto

and

THE BANK OF NEW YORK MELLON,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED as of NOVEMBER 29, 2011

TO THE INDENTURE

DATED as of NOVEMBER 24, 2010,

6% SENIOR NOTES DUE 2018

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of November 29, 2011, among Mylan Inc., a Pennsylvania corporation (the “Company”), Somerset Pharmaceuticals, Inc. (the “Guaranteeing Subsidiary”), a Delaware corporation and a Subsidiary of the Company, the existing Subsidiary Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 24, 2010, providing for the issuance of 6% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the parties hereto are authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. No Recourse Against Others. No director, officer, employee or stockholder of the Company or the Guaranteeing Subsidiary will have any liability for any of the Company’s or the Guaranteeing Subsidiary’s obligations under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantee.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and by the Company.

2

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: November 29, 2011,

SOMERSET PHARMACEUTICALS, INC.

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN INC.

By:
Name: John D. Sheehan
Title: Executive Vice President and Chief Financial Officer

DEY, INC.

By:
Name: Kristin Kolesar
Title: Secretary

DEY PHARMA, L.P., by Dey, Inc., its general partner

By:
Name: Kristin Kolesar
Title: Secretary

Signature Page to November 2010 Supplemental Indenture

DEY LIMITED PARTNER, INC.

By:
Name: Kristin Kolesar
Title: Secretary

EMD, INC.

By:
Name: Kristin Kolesar
Title: Secretary

MLRE LLC

By:
Name: Kristin Kolesar
Title: Manager

MP AIR, INC.

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN BERTEK PHARMACEUTICALS INC.

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN CARIBE, INC.

By:
Name: Kristin Kolesar
Title: Secretary

Signature Page to November 2010 Supplemental Indenture

MYLAN DELAWARE INC.

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN INSTITUTIONAL INC. (formerly known as UDL Laboratories, Inc.)

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN LLC

By:
Name: Kristin Kolesar
Title: Manager

MYLAN LHC INC.

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN PHARMACEUTICALS INC.

By:
Name: Kristin Kolesar
Title: Secretary

MYLAN TECHNOLOGIES, INC.

By:
Name: Kristin Kolesar
Title: Secretary

Signature Page to November 2010 Supplemental Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Signature Page to November 2010 Supplemental Indenture